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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form S-4), and related Proxy Statement/Prospectus, of Texas Instruments Incorporated for the registration of 5,000,000 shares of its common stock, and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

Dallas, Texas
June 4, 1999